Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated August 20, 2012, relating to the consolidated financial statements and financial statement schedule of Biomet, Inc. appearing in the Annual Report on Form 10-K of Biomet, Inc. for the year ended May 31, 2012, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

September 17, 2012